UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 4/3/14

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia 23060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders

On April 3, 2014, our Company entered into agreements with two of the Company’s long term shareholders which decreased the period during which warrants previously issued to these investors could be exercised. Under one set of amendments, warrants issued to each of the investors on November 8, 2010 for an identical number of shares of our Company’s common stock (833,333 shares) and which were exercisable between May 5, 2011and May 5, 2016 were amended to restrict the time during which the warrants could be exercised to the period between April 5, 2016 and May 5, 2016. Also, under another set of amendments, warrants that were issued to each of the investors on March 14, 2011for an identical number of shares of our Company’s common stock (543,478 shares) and which were exercisable between September 4, 2011 and September 4, 2016 were amended to restrict the time during which the warrants could be exercised to the period between August 4, 2016 and September 4, 2016. Except for the amendments noted above, the warrant terms remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: April 7, 2014

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board, President and Chief Executive Officer